Exhibit 10.1

MFA FINANCIAL, INC. EQUITY COMPENSATION PLAN

(Amended and Restated effective as of June 10, 2020)

1.  PURPOSE. The Plan is intended to provide incentives to key employees, officers and directors expected to provide significant services to the Company, including the employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the other Participating Companies, and to attract new employees with outstanding qualifications. In furtherance thereof, the Plan permits awards of equity-based incentives to key employees, officers and directors of the Company or any other Participating Company.

The Plan was originally effective as of May 20, 2010 and was subsequently amended restated as of May 21, 2015. This amended and restated Plan will be effective as of June 10, 2020, subject to approval by the Company’s stockholders (the “2020 Amendment Effective Date”). Changes made pursuant to this amendment and restatement shall only apply to Grants made on or after the 2020 Amendment Effective Date.

2.  DEFINITIONS. As used in this Plan, the following definitions apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Agreement” shall mean a written agreement entered into between the Company and a Grantee pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Grantee’s employment agreement (if any) with the Company (other than a termination of employment by the Grantee), or (vi) any illegal act detrimental to the Company; all as determined by the Committee.

“Charter” shall mean the charter of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” shall mean (i) the Compensation Committee of the Board or such other committee appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, are each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(b)(i) promulgated under the Exchange Act and an “independent director” as determined in accordance with independence standards established by the stock exchange on which the Common Stock is at the time primarily listed or traded or (ii) the Board, where the Board is acting as the Committee or performing the functions of the Committee,

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” shall mean MFA Financial, Inc., a Maryland corporation.

“DER” shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

“Disability” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, the occurrence of an event which would entitle the Grantee to the payment of disability income under one of the Company’s approved long-term disability income plans or a long-term disability as determined by the Committee in its discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax. Nothing herein shall limit or restrict the payment of any amount subject to Section 409A of the Code upon an otherwise permitted payment event under Section 409A of the Code, including upon a Termination of Service.

“Eligible Persons” shall mean officers, directors and Employees of the Participating Companies.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) as an employee by the Participating Company. In no event shall any of the following persons be considered an Employee for purposes of the Plan: (i) independent contractors, (ii) persons performing services pursuant to an arrangement with a third party leasing organization or (iii) any person whom the Company determines, in its discretion, is not a common law employee, whether or not any such person is later determined to have been a common law employee of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean (i) the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised or (ii) the base price, determined by the Board or the Committee, of a Stock Appreciation Right.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)	If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii)	If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii)	If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(5)(iv).

“Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right, Restricted Stock, Phantom Share, DER, other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person. The Committee will determine the eligibility of Employees, officers and directors based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Participating Company of such individuals’ accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

“Grantee” shall mean an Eligible Person to whom Options, Stock Appreciation Rights, Restricted Stock, Phantom Shares, DERs or other equity-based awards are granted hereunder.

“Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee.

“Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

“Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

“Participating Companies” shall mean the Company and any of its Subsidiaries which with the consent of the Board participate in the Plan.

“Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value, in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Agreement; Phantom Shares shall include, but not be limited to, restricted stock units.

“Phantom Share Value,” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” shall mean the Company’s Equity Compensation Plan, as set forth herein, and as the same may from time to time be amended.

“Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

“Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder. “Retirement” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, the Termination of Service (other than for Cause) of a Grantee:

(i)	on or after the Grantee’s attainment of age 65;

(ii)	on or after the Grantee’s attainment of age 55 with five consecutive years of service with the Participating Companies; or

(iii)	as determined by the Committee in its discretion pursuant to such other standard as may be adopted by the Committee.

“Stock Appreciation Right” shall mean a right to receive a payment in cash, shares of Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the Stock Appreciation Right is granted, all as determined by the Committee.

“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 15 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another subsidiary.

“Successors of the Grantee” shall mean the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to a Grant by bequest or inheritance or by reason of the death of the Grantee.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or Retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous reemployment of the Grantee by a Participating Company or other continuation of service (sufficient to constitute service as an Eligible Person) for a Participating Company. The Committee, in its discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined by the Committee in its discretion). Notwithstanding the foregoing, with respect to any Grant that is subject to Section 409A of the Code, Termination of Service shall be interpreted in a manner that is consistent with the definition of a “separation from service” under Section 409A of the Code and Treasury Regulation 1.409A-1(h).

3.	EFFECTIVE DATE. The initial effective date of the Plan was May 20, 2010. This amended and restated Plan shall become effective on the 2020 Amendment Effective Date, subject to approval by the Company’s stockholders. The Plan shall terminate on, and no award shall be granted hereunder on or after, the tenth anniversary of the 2020 Amendment Effective Date; provided, however, that the Board may at any time prior to that date terminate the Plan.

4.	ADMINISTRATION.

a.   Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

b.   Committee Meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing or by electronic transmission by each member of the Committee, shall be the acts of the Committee for purposes of the Plan.

c.	Grant of Awards.

(i)	The Committee shall from time to time in its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person. In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants, any restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants) and clawback or recoupment provisions, as the Committee may deem advisable); (B) determine the time or times when and the manner and condition in which each Option and Stock Appreciation Right shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options or Stock Appreciation Rights under the Plan as it may deem appropriate. The Committee may determine the extent, if any, to which Options, Stock Appreciation Rights, Phantom Shares, Shares (whether or not Shares of Restricted Stock), DERs or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company (or one of its Subsidiaries, to the extent permitted by Section 422 of the Code). The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement. DERs will be paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter.

(ii)	Notwithstanding clause (i) of this Section 4(c), any award under the Plan to an Eligible Person who is a member of the Board shall be made by the full Board. With respect to such awards, the Board shall have all authority otherwise provided to the Committee pursuant to the Plan.

d.	Awards.

(i)	Agreements. Grants to Eligible Persons shall be evidenced by written Agreements in such form as the Committee shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth herein.

(ii)	Grantee Acknowledgment. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by on-line or other acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant.

(iii)	Number of Shares. Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 15 hereof.

(iv)	Grants. Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the powers described elsewhere in the Plan and the power:

(1)	to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2)	to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees. Without limiting the generality of Section 26, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder;

(3)	to amend any outstanding Grant, subject to Sections 17 and 18, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, if applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

(4)	generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

(v)	All Grants made under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time, and any applicable share trading policies and other policies that may be implemented by the Board or the Committee from time to time. In furtherance of the foregoing, any Grant is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company clawback or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee upon circumstances specified in the policy.

5.	PARTICIPATION.

a.	Eligibility. Only Eligible Persons shall be eligible to receive Grants under the Plan.

b.  Limitation of Ownership. No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% (in value or number) of the outstanding shares of all classes and series of stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the Board in accordance with the Charter.

c.   Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person.

d.  Outstanding Stock. For purposes of Section 5(b) above, “outstanding shares” shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee. With respect to the stock ownership of any Grantee, “outstanding shares” shall include shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

6.	SHARE RESERVE AND GRANT LIMITS

a.   Subject to adjustments pursuant to Section 6(c) and Section 15, the aggregate number of shares of Common Stock that may be issued on or after the 2020 Amendment Effective Date with respect to Grants under the Plan shall not exceed the sum of (i) the number of shares of Common Stock subject to outstanding Grants under the Plan as of March 27, 2020 (3,149,758 shares) and (ii) 14,850,242 Shares. All of the authorized Shares may be issued as Options or any other type of Grants.

b.  All Grants under the Plan shall be expressed in shares of Common Stock (other than DERs, which need not be expressed in shares of Common Stock). The individual Share limits of this subsection (b) shall apply without regard to whether the Grants are to be paid in shares of Common Stock or cash and shall not apply to dividends or DERs which accrue or are paid with respect to Grants. Subject to adjustments pursuant to Section 15 with respect to clauses (i) and (ii) below:

(i)   the maximum number of Shares with respect to which any Options and Stock Appreciation Rights may be granted under the Plan in any one calendar year to any Employee shall not exceed 2,000,000;

(ii)   the maximum number of Shares that may underlie Grants of Phantom Shares, Restricted Stock and other equity-based grants (other than Options and Stock Appreciation Rights) granted under the Plan in any one calendar year to any Employee shall not exceed 2,000,000; and

(iii)   the maximum grant date value of Shares subject to Grants made to any non-employee director during any one calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, shall not exceed $600,000 in total value. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.

c.   Notwithstanding Section 6(a), (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Stock Appreciation Rights, Phantom Shares, dividends, DERs or other equity-based grants, which are later forfeited or for any other reason are not payable in Shares under the Plan, and (ii) Shares as to which an Option or Stock Appreciation Right is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option or Stock Appreciation Right may be the subject of further Grants. Shares of Common Stock surrendered in payment of the Exercise Price of an Option, and Shares withheld or surrendered for payment of taxes shall not be available for re-issuance under the Plan. If Stock Appreciation Rights are exercised and settled in Common Stock, the full number of Shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of Shares issued upon settlement of the Stock Appreciation Rights. The preceding provisions of this Section 6(c) shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Plan under Section 6(a), but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Grants may be granted to any Grantee under Section 6(b) of the Plan.

d.  To the extent that Grants are designated in an Agreement to be paid in cash or are otherwise paid in cash, and not in shares of Common Stock, such Grants shall not count against the share limits in Section 6(a). Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued Shares or previously issued Shares under the Plan. For the avoidance of doubt, if Shares of Common Stock are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such Shares may not again be made available for issuance under the Plan.

7.	TERMS AND CONDITIONS OF OPTIONS AND STOCK APPRECIATION RIGHTS.

a.   Each Agreement with an Eligible Person shall state the Exercise Price. The Exercise Price for any Option or Stock Appreciation Right shall not be less than the Fair Market Value on the date of Grant.

b.  Notwithstanding any provision of the Plan, DERs may not be granted with respect to Options or Stock Appreciation Rights.

c.  The term of each Option and Stock Appreciation Right may not exceed ten years from the date of Grant, subject to Section 8(b) with respect to Incentive Stock Options.

d.  Medium and Time of Payment. Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option or Stock Appreciation Right, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 21. If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i)	by a certified or bank cashier’s check;

(ii)	by the surrender of shares of Common Stock in good form for transfer owned by the person exercising the Option (or by attestation to such ownership), and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii)	by the withholding of shares of Common Stock for which an Option is exercisable;

(iv)	by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the Purchase Price, under procedures acceptable to the Company; or

(v)	by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan. Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid adverse accounting consequences. Any fractional shares of Common Stock shall in the discretion of the Committee be paid in cash.

e.	Term and Nontransferability of Options and Stock Appreciation Rights.

(i)	Each Option and Stock Appreciation Right granted under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.

(ii)	No Option or Stock Appreciation Right shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii)	No Option or Stock Appreciation Right shall be assignable or transferable, except to the extent permitted by Section 19.

(iv)	No Option or Stock Appreciation Right shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).

(v)	The Committee may not modify, extend or renew any Option or Stock Appreciation Right granted to any Eligible Person unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3 under the Exchange Act and Section 409A of the Code, to the extent applicable, and subject to Sections 17 and 18.

f.  Termination of Service. Except as otherwise provided by the Committee, the Grantee’s Options and Stock Appreciation Rights which are not otherwise exercisable as of the Grantee’s Termination of Service shall terminate as of such date. The Committee shall specify in an Agreement such terms as the Committee deems appropriate, if any, with respect to the exercise of Options and Stock Appreciation Rights after a Grantee’s Termination of Service; provided that, no Option or Stock Appreciation Right may be exercised after expiration of its term. Unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service for Cause, all of the Grantee’s Options and Stock Appreciation Rights (whether or not such Options or Stock Appreciation Rights are otherwise vested) shall be canceled.

g.   Rights as a Stockholder. A Grantee or a Successor of the Grantee shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Option or Stock Appreciation Right settled in Shares, the date of the issuance of a stock certificate for such Shares or, if such Shares are not represented by certificates, the date the book entry for such Shares is recorded. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to (i) the date such stock certificate is issued or (ii) if such Shares are not represented by certificates, the date the book entry for such Shares is recorded, except in each case as provided in Section 15.

h.  Other Provisions. The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option or Stock Appreciation Right) as the Committee shall deem advisable.

8.	SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

a.    In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Grantee for the first time during any calendar year (under the Plan and all other plans maintained by the Participating Companies, their parent or Subsidiaries) shall not exceed

$100,000.

b.   In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

c.   If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Grantee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Grantee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Grantee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition.

9.	PROVISIONS APPLICABLE TO RESTRICTED STOCK.

a.   Vesting Periods. In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee may establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Agreement. Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, any restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

b.   Grant of Restricted Stock. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock, if any, and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

c.	Certificates.

(i)	In the discretion of the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Any such certificate shall be registered in the name of the Grantee. In addition to any legend that might otherwise be required by the Board or the Charter, bylaws or other applicable documents, the certificates, if any, for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MFA FINANCIAL, INC. EQUITY COMPENSATION PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MFA FINANCIAL, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF MFA FINANCIAL, INC. AT 350 PARK AVENUE, NEW YORK, NEW YORK 10022.

(ii)	The Committee may require that any stock certificates representing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Grant. If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

d.   Restrictions and Conditions. Unless otherwise provided by the Committee in an Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)	Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Agreement and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)	Except as provided in the foregoing clause (i), below in this clause (ii), or in Section 15, or as otherwise provided in the applicable Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares. The Committee shall determine whether dividends with respect to Shares of Restricted Stock will be paid as and when dividends on Common Stock are declared or at the time of vesting of the Shares of Restricted Stock; provided that, dividends with respect to Shares of Restricted Stock that vest based on performance shall vest and be paid only if and to the extent such Shares of Restricted Stock vest, as determined by the Committee. Certificates for Shares (not subject to restrictions hereunder), or, in the event that the Company issues Shares without certificates, to the extent then required by the Maryland General Corporation Law, a written statement of the information required by the Maryland General Corporation Law to be included on stock certificates, shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)	Termination of Service. Unless otherwise provided in the applicable Agreement, if the Grantee has a Termination of Service for any reason during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

10.	PROVISIONS APPLICABLE TO PHANTOM SHARES.

a.  Grant of Phantom Shares. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

b.  Term. The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

c.	Vesting.

(i)	Subject to the provisions of the applicable Agreement and Section 10(c)(ii) and (iii), Phantom Shares shall vest as provided in the applicable Agreement.

(ii)	Unless otherwise determined by the Committee in an applicable Agreement, in the event that a Grantee has a Termination of Service, the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and except as provided in Section 10(c)(iii), the Grantee’s vested Phantom Shares shall be settled as set forth in Section 10(d).

(iii)	Unless otherwise determined by the Committee in an applicable Agreement, if the Grantee has a Termination of Service for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

d.	Settlement of Phantom Shares.

(i)	Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of Shares representing such Phantom Share Value; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.

(ii)	Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years. If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

(iii)	(1) Each Phantom Share shall be settled on the date specified in the applicable Agreement (such date, the “Settlement Date”); provided, however, that, subject to the requirements of Section 409A of the Code, to the extent permitted by the Committee, a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 10(d)(iii)(1) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(2)	Notwithstanding the foregoing, unless the Agreement provides otherwise, in the event of the death of the Grantee, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee’s death as described in Section (e)(i) below.

(iv)	Notwithstanding any other provision of the Plan, to the extent consistent with Section 409A of the Code, a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) upon the occurrence of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee, the Grantee’s spouse, or the Grantee’s “dependent,” as defined in Section 152 of the Code (without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(3)	by future cessation of the making of additional deferrals under Section 10(d)(ii) and (iii).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency, as determined by the Committee, shall be permitted to the extent reasonably needed to satisfy the emergency need.

e.	Other Phantom Share Provisions.

(i)	In the event of a Grantee’s death, unless an Agreement provides otherwise, any vested Phantom Shares held by the Grantee shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s estate.

(ii)	The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iii)	Notwithstanding any other provision of this Section 10, unless the Committee determines otherwise, any fractional Phantom Share will be paid out in cash at the Phantom Share Value at the same time and consistent with the same payment schedule as the Phantom Shares to which it relates.

(iv)	No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company. For the avoidance of doubt, DERs may, but need not, be granted in respect of Phantom Shares. Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share. DERs granted with respect to Phantom Shares that vest based on performance shall vest and be paid only if and to the extent the underlying Phantom Shares vest and are paid, as determined by the Committee.

11.	PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

a.   Grant of DERs. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant vests or expires, as determined by the Committee. DERs may be granted on Phantom Shares and other equity based awards other than Options and Stock Appreciation Rights. DERs may be converted to cash, additional Shares or Phantom Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a DER is granted in respect of a Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been settled, or has expired, been forfeited or otherwise lapsed, as applicable. For the avoidance of doubt, DERs may not be granted with respect to Options or Stock Appreciation Rights.

b.	Certain Terms.

(i)	The term of a DER shall be set by the Committee in its discretion.

(ii)	Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of both, as determined by the Committee.

(iii)	The Committee shall determine whether DERs will be paid as and when dividends are declared, at the time of payment of any underlying Grant or deferred as described below in Section 11(c); provided that, DERs granted with respect to Grants that vest based on performance shall vest and be paid only if and to the extent the underlying Grant vests and is paid, as determined by the Committee.

c.	Deferral.

(i)	The Committee may (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii)	The Committee may establish a program under which distributions with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

12.	OTHER EQUITY-BASED AWARDS. The Board shall have the right to issue other Grants based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, and the grant of securities convertible into Common Stock.

13.	PERFORMANCE-BASED GRANTS. The provisions of this Section 13 shall apply to any Grants designated as “Performance-Based Grants” by the Committee. The grant, exercise and/or settlement of a Performance-Based Grant shall be based upon the achievement of performance goals as described in this Section 13.

a.   Performance Goals. The performance goals (“Performance Goals”) for Performance-Based Grants shall be established by the Committee and shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Committee may determine that Performance-Based Grants shall be granted, exercised, and/or settled upon achievement of any one Performance Goal or that two or more Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance-Based Grants. In establishing the Performance Goals, the Committee may use the performance criteria set forth in Exhibit A hereto, which is hereby incorporated herein by reference as though set forth in full, or such other criteria as determined by the Committee. To the extent applicable and unless the Committee determines otherwise, the determination of the achievement of Performance Goals shall be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used by the Company in the preparation of its periodic reports to stockholders.

b.    Committee Determinations; Settlement of Performance-Based Grants. The Committee shall determine the extent to which Performance Goals are achieved, and determine the amount, if any, payable pursuant to each Performance-Based Grant. The Committee, in its sole discretion, may make adjustments to the Performance Goals applicable to Performance-Based Grants, the amounts payable in respect of the applicable Performance Goals, and performance results (including adjustments of performance results to take into account transactions or other events occurring during the applicable performance period or changes in accounting principles or applicable law), to the extent consistent with the terms of the applicable Grant. The Committee shall determine the circumstances in which Performance-Based Grants shall be paid or forfeited in the event of termination of employment by the Grantee prior to the end of a performance period or settlement of Performance-Based Grants.

14.	TERM OF PLAN. Grants may be granted pursuant to the Plan until the tenth anniversary of the 2020 Amendment Effective Date.

15.	RECAPITALIZATION AND CHANGES OF CONTROL.

a.  Subject to any required action by stockholders if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, spin-off, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(1)	the maximum aggregate number and kind of Shares available for issuance under the Plan, the maximum number and kind of Shares which shall be made subject to Options or any other types of Grants under the Plan, the maximum number and kind of Shares with respect to which a Grantee may receive Grants in any year as set forth in Section 6(b), the number and kind of Shares covered by outstanding Grants, and the number and kind of Shares to be issued or issuable under the Plan shall be appropriately adjusted by the Committee in its discretion; provided that, unless the Committee determines otherwise, any fractional Shares resulting from such adjustment shall be eliminated.

(2)	the Committee shall take any such action as it determines in its discretion shall be necessary to maintain each Grantee’s rights hereunder (including under the applicable Agreements) so that they are, in their respective Grants, substantially proportionate to the rights existing in such Grants, prior to such event, including, without limitation, adjustments in (A) the Exercise Price, Purchase Price and Phantom Share Value, and (B) Performance Goals. In the discretion of the Committee, the foregoing clause (B) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15(a) had the event related to the Company.

b.  Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 15 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor, if any, with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

c.   If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

d.  The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

e.  Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.

f.  To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

g.   Except as expressly provided in this Section 15, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option or Stock Appreciation Right.

h.  Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

i.	Upon the occurrence of a Change of Control:

(i)	If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Grants that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with Grants that have comparable terms by, the surviving corporation (or a parent of the surviving corporation). After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer.

(ii)	Unless the Agreement or a written employment agreement between the Grantee and the Company or a Subsidiary provides otherwise, if a Grantee’s employment or service is terminated by the Company without Cause upon or within 12 months following the Change of Control, the Grantee’s outstanding Grants shall become fully vested as of the date of such termination; provided that if the vesting of any such Grants is based, in whole or in part, on performance, the applicable Agreement shall specify how the portion of the Grant that becomes vested pursuant to this Section 15(i) shall be calculated.

(iii)	If and to the extent that outstanding Grants are not assumed by, or replaced with Grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Grantee: (1) the Committee may determine that outstanding Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Restricted Stock, Phantom Shares, DERs, dividends and other grants under Section 12 shall immediately lapse; (2) the Committee may determine that Grantees shall receive a payment in settlement of outstanding Phantom Shares, DERs, dividends, and other Grants under Section 12 in such amount and form as may be determined by the Committee; (3) the Committee may require that Grantees surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash, Common Stock or common stock of the surviving corporation (or a parent of the surviving corporation) as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Grantee’s unexercised Options and Stock Appreciation Rights exceeds the applicable Exercise Price, and (4) after giving Grantees an opportunity to exercise all of their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the applicable Exercise Price, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or Stock Appreciation Right.

j.	“Change of Control” shall mean the occurrence of any one of the following events:

(i)	any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its affiliates and, with respect to any particular Eligible Employee, other than such Eligible Employee) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“voting securities”) or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii)	persons who, as of the 2020 Amendment Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a member of the Board subsequent to the 2020 Amendment Effective Date whose election or nomination for election was approved and/or ratified by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent Director; or

(iii)	the consummation of (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 30% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subsection (j).

16.	SECURITIES LAW REQUIREMENTS.

a.  Legality of Issuance. The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)	the obligation of the Company to sell or issue Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)	the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to Grants; and

(iii)	each Grant under the Plan (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the Grants or issuance of Shares, no payment or Grant shall be made, or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

b.  Restrictions on Transfer. The certificates, if any, for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 16 shall be conclusive and binding on all persons. Without limiting the generality of Section 9, stock certificates representing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

c.      Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

d.      Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall (to the extent that the Company continues to issue certificated shares) be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

e.    Certain Loans. Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

17.      AMENDMENT OF THE PLAN. The Board may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no amendment may materially impair the rights or obligations of a Grantee with respect to Grants previously made unless such amendment is in connection with compliance with applicable laws or the Grantee consents to such amendment. Notwithstanding the foregoing, the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the approval of the holders of such Common Stock is obtained. The Board may also amend any Grant at any time, provided that no such amendment shall materially impair any rights or obligations of a Grantee, unless the Grantee consents to such amendment or such amendment is required to comply with applicable law.

18.       NO REPRICING. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change of control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price of such outstanding Options or Stock Appreciation Rights, (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Options or Stock Appreciation Rights or (c) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price above the current stock price in exchange for cash or other securities.

19.       TRANSFER OF GRANTS. Grants are not transferable by a Grantee except to the Successors of the Grantee in the event of the Grantee’s death (to the extent any such Grant, by its terms, survives the Grantee’s death), and, if exercisable, shall be exercisable during the lifetime of a Grantee only by such Grantee or his or her guardian or legal representative. Notwithstanding the foregoing, if and only to the extent permitted by the Committee, Grants may be transferred during the lifetime of a Grantee to one or more of the following transferees (each transferee a “Permitted Assignee”) on such terms as then may be permitted by the Committee: (a) the Grantee’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Grantee or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Grantee or the persons referred to in clause (a) are the only partners, members or stockholders, or (d) for charitable donations to a charitable organization; provided that, such Permitted Assignee shall be bound by and subject to all the terms and conditions of the Plan and the Award and shall execute an agreement satisfactory to the Company evidencing such obligations; provided further that, that any such transfer shall not be permitted unless it (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) complies with applicable law, including securities law.

20.      APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

21.       TAX WITHHOLDING. Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. The Committee may determine that the Company’s tax withholding obligation with respect to Grants paid in shares of Common Stock shall be satisfied by having shares of Common Stock withheld at the time such Grants become taxable. In addition, the Committee, in its discretion, may allow a Grantee to elect to have the Grantee’s tax withholding obligation satisfied, in whole or in part, by (a) authorizing the Company to withhold Shares, (b) transferring to the Company Shares owned by the Grantee, or (c) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

22.       NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 22.

23.       RIGHTS TO EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company to terminate the individual’s employment or other service at any time.

24.       NO ASSIGNMENT. A Grantee’s rights with respect to any Grant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

25. CLAIMS	PROCEDURES.

(i)	The Grantee or authorized representative, may file a claim for payments with respect to Grants under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(1)	approve the claim and take appropriate steps for satisfaction of the claim; or

(2)	if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 25 as the provision setting forth the claims procedure under the Plan.

(ii)	The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

    26.          EXCULPATION AND INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

27. COMPLIANCE	WITH SECTION 409A OF THE CODE.

(i)	Any Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(ii)	With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service, or if earlier, within 30 days following the Grantee’s death which occurs during such six-month period.

(iii)	Notwithstanding any other provision of the Plan, the Plan and the Grants are intended to comply with the requirements of Section 409A of the Code. Accordingly, all provisions herein and with respect to any Grants shall be construed and interpreted to be consistent with the requirements of Section 409A of the Code to the maximum extent possible, and any payments constituting nonqualified deferred compensation subject to Section 409A of the Code shall only be made in a manner and upon an event permitted by Section 409A of the Code; provided, however, that in no event shall the Company be obligated to reimburse a Grantee for any additional tax (or related penalties and interest) incurred by reason of application of Section 409A of the Code. The Company makes no representations that Grants are exempt from or comply with Section 409A of the Code and makes no undertakings to ensure or preclude that Section 409A of the Code will apply to any Grants.

(iv)	Notwithstanding any other provision of the Plan or an Agreement, in the event that any Grant that constitutes nonqualified deferred compensation subject to Section 409A of the Code is to be paid or otherwise settled upon a Change of Control, such Grant shall not be paid or settled upon the Change of Control unless the applicable Change of Control constitutes a “change in control event” for purposes of Section 409A of the Code.

28.                       NO FUND CREATED. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 28 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company). Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

29.                       NO FIDUCIARY RELATIONSHIP. Nothing contained in the Plan (including without limitation Section 10(e)(ii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their directors or officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

30.                       CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

31.                       GOVERNING LAW. The Plan shall be governed by the laws of Maryland, without reference to principles of conflict of laws.

32.                       EXECUTION. The Company has caused this amended and restated Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 10th day of June, 2020.

MFA FINANCIAL, INC.,
a Maryland corporation

By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Secretary

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Grants may be granted, exercised and/or settled based upon the attainment of objective Performance Goals that are established by the Committee and relate to one or more Performance Criteria, in each case on a specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may be based on the achievement of specified levels of performance or achievement relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) or any other criteria determined by the Committee with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

i.)          pre-tax income,

ii.)         after-tax income,

iii.)         net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

iv.)       operating income,

v.)        cash flow,

vi.)       earnings per share,

vii.)       return on equity or return on average equity,

viii.)      return on invested capital or assets,

ix.)        cash and/or funds available for distribution,

x.)         appreciation in the fair market value of the Common Stock,

xi.)        return on investment,

xii.)       total stockholder return,

xiii.)      net earnings growth,

xiv.)      stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

xv.)       related return ratios,

xvi.)      increase in revenues,

xvii.)     the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,

xviii.)    net earnings,

xix.)      changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

xx.)        number of securities sold,

xxi.)       earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, and

xxii.)      total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period).